UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 3, 2025

Date of Report (Date of earliest event reported)

Shonghoya Intl. Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52323	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

401 Ryland st, ste 200a, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (661) 519-5708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other events

SHONGHOYA INTL GROUP INC (the "Company") was formally approached by SSTHG Zhejiang Intelligent Tech Co., Ltd. ("SSTHG"), a technology company headquartered in Hangzhou, China, regarding its intention to acquire the Company in full.

According to the proposal, SSTHG, together with its subsidiary MMT Maimaiti O2O Local Life Service Platform, has expressed its intention to pursue a full acquisition of SHONGHOYA INTL GROUP INC (OTC: SNHO).

About the Acquirer: Established in November 2020, SSTHG Zhejiang Intelligent Tech Co., Ltd. positions itself as a strategic platform integrating AI-powered marketing, smart supply chain technology, and asset incubation. With its mission grounded in "Speed x Technology x Ecology," SSTHG aims to address common enterprise challenges such as sales growth, access to financing, and cost efficiency. The company currently supports the digital transformation of real industries globally.

About SHONGHOYA INTL GROUP INC: Founded in 2005 and listed on U.S. markets under ticker symbol SNHO, SHONGHOYA INTL GROUP INC is currently executing its business development plan centered on the internet sales and marketing sector. The Company intends to operate in areas such as daily transactions, group buying, printing media, software, and application development. At this stage, SHONGHOYA is actively building its operational foundation and developing a stable customer base, with a strategic focus on offering digital coupon marketing solutions to local businesses.

Strategic Fit and Acquisition Purpose: SSTHG's proposed acquisition supports its broader goals of international market expansion, technological synergy, and resource integration. Through this acquisition, SSTHG expects to gain strategic entry into the U.S. digital commerce and marketing sector, while contributing its AI and platform capabilities to enhance SNHO's development trajectory. The transaction is expected to generate long-term value for shareholders of both companies.

SSTHG intends to advance the acquisition process in accordance with relevant legal, regulatory, and securities market requirements. Both companies are committed to working cooperatively to ensure a transparent and efficient transaction process, and will provide timely updates as material developments occur.

Board Appointment: In connection with the proposed acquisition and strategic alignment between the two companies, Mr. Xiaoyang Du has been appointed as a director of the Board of SHONGHOYA INTL GROUP INC. Mr. Du is the founder of SSTHG Zhejiang Intelligent Tech Co., Ltd., established in October 2020, and has served as its Chairman since its inception. His appointment is expected to strengthen the strategic cooperation between the companies and support the execution of joint business objectives.

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding the proposed acquisition and the anticipated benefits thereof. These statements are subject to a number of risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHONGHOYA INTL. GROUP, INC.

Date: June 3, 2024	By:	/s/ Danping Sheng
President and CEO